PITTSBURGH & WEST VIRGINIA RAILROAD
                              FORM 10-Q
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BALANCE SHEET

(Dollars in Thousands)

                                               June 30      December 31
                                                 1997           1996

ASSETS
     Rentals receivable under capital lease       $9,150         $9,150
     Cash                                             20             24

                                                  $9,170         $9,174


LIABILITIES and SHAREHOLDERS' EQUITY

     Liabilities:
          Accounts payable and
            accrued liabilities                   $   15         $   18

     Shareholder's equity:

          Shares of beneficial interest, at
            no par value, 1,510,000 shares
            issued and outstanding                 9,145          9,145
          Income retained in business                 10             11

               Total Shareholders' Equity          9,155          9,156

               Total Liabilities and
                 Shareholders' Equity             $9,170         $9,174


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